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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Veeco Instruments Inc. on Amendment No. 1 to Form S-3 of our report dated March 16, 2001 (September 17, 2001 as to the last paragraph of Note 11), appearing in Amendment No. 3 to Current Report on Form 8-K/A of Veeco Instruments Inc. filed on November 30, 2001, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
April 29, 2002